                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

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                        GARTMORE VARIABLE INSURANCE TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                        GARTMORE VARIABLE INSURANCE TRUST
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428
                                 (800) 848-6331

November [ ], 2005

Dear GVIT Small Cap Value Fund Shareholders:

The enclosed  Information  Statement  details a recent subadviser change for the
GVIT Small Cap Value Fund (the "Fund"),  a series of Gartmore Variable Insurance
Trust (the "Trust").

Specifically,  the Trust's Board of Trustees  (the  "Board") has approved,  with respect to the Fund, the selection of Epoch Investment Partners,  Inc. ("Epoch")
to manage a portion of the Fund, replacing The Dreyfus Corporation  ("Dreyfus").
The change was effective  September 19, 2005. Gartmore Mutual Fund Capital Trust
(the "Adviser") and J.P. Morgan Investment  Management Inc., a subadviser to the
Fund ("JP  Morgan"),  also each  manage a portion of the Fund.  The Trust has an exemptive  order from the U.S.  Securities and Exchange  Commission  that allows these  changes to be made without  shareholder  approval.  The  exemptive  order instead requires that this Information Statement be sent to you.

The  Board  replaced  Dreyfus  upon  the  recommendation  of the  Adviser.  This recommendation was based on several factors including:

-    Epoch's investment process and experience with small cap products;

-    Epoch's investment  personnel who would be managing a portion of the Fund's assets; and

-    the Adviser's  dissatisfaction  with the  performance  of the Fund's assets managed by Dreyfus

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

                                 Sincerely,

                                 /s/ Eric E. Miller

                                 Eric E. Miller
                                 Secretary, Gartmore Variable Insurance Trust

                            GVIT SMALL CAP VALUE FUND

                  A Series of Gartmore Variable Insurance Trust
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428

                              INFORMATION STATEMENT

The Board of Trustees  of Gartmore  Variable  Insurance  Trust (the  "Board") is
furnishing this  Information  Statement with respect to the GVIT Small Cap Value
Fund (the "Fund"),  a series of Gartmore Variable Insurance Trust (the "Trust").
All owners  ("Contract  Owners") of variable annuity  contracts or variable life insurance  policies  ("variable  contracts")  who,  as of the record  date,  had selected the Fund as an  underlying  investment  option  within  their  variable contract will receive this Information  Statement.  This  Information  Statement will be sent to  Contract  Owners  on or about  November  [ ],  2005.  The Trust received an exemptive order (the "Exemptive Order") from the U.S. Securities and
Exchange  Commission (the "SEC") which permits the Fund's investment  adviser to hire new subadvisers which are unaffiliated with the Fund's investment  adviser,
to  terminate  subadvisory   relationships  and  to  make  changes  to  existing
subadvisory  agreements  with the approval of the Board,  but without  obtaining shareholder  approval;  provided,  among  other  things,  the Fund  sends to its shareholders  (or, in this case, the Contract  Owners who have selected the Fund as an investment option) an information  statement describing any new subadviser within 90 days of hiring such subadviser.

          WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
        YOU ARE REQUESTED NOT TO SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust. The Trust, on behalf of the Fund,  has entered into an Investment  Advisory  Agreement  with Gartmore
Mutual Fund Capital Trust (the "Adviser").  Pursuant to the Investment  Advisory
Agreement,  the  Adviser  selects  one or  more  subadvisers  for the  Fund  and supervises the Fund's daily business  affairs,  subject to the  supervision  and direction  of the Board.  The Adviser  selects  subadviser(s)  it believes  will provide  the Fund with high  quality  investment  services  consistent  with the
Fund's  investment  objectives  and whose styles will  compliment  each other in meeting the overall  objective of the Fund. The Adviser is  responsible  for the overall monitoring of the Fund's subadviser(s), as well as day-to-day management of a portion of the Fund's portfolio.

Each  subadviser to the Fund is independent of the Adviser,  and each subadviser discharges its responsibilities  subject to the oversight and supervision of the
Adviser.  The  subadvisers  are paid by the  Adviser  from the fees the  Adviser receives from the Fund. In accordance  with  procedures  adopted by the Board, a subadviser to the Fund may effect portfolio  transactions  through an affiliated broker-dealer  and receive  brokerage  commissions  in  connection  therewith as permitted by applicable law.

The purpose of this Information  Statement is to report the change in one of the subadvisers  for the Fund  from The  Dreyfus  Corporation  ("Dreyfus")  to Epoch
Investment Partners, Inc. ("Epoch"). Epoch began serving as a Fund subadviser on
September  19, 2005,  following a decision by the Board on September 14, 2005 to approve a  subadvisory  agreement  with  Epoch  with  respect  to the Fund.  The decision by the Board to replace  Dreyfus with Epoch as  subadviser,  as well as other important information, is described in more detail below.

Currently,  one other subadviser,  J.P. Morgan  Investment  Management Inc. ("JP
Morgan"),  located at 522 Fifth  Avenue,  New York,  New York  10036,  manages a portion of the Fund's portfolio.  The Adviser also directly manages a portion of the Fund's portfolio.

RECOMMENDATION TO REPLACE A SUBADVISER

As part of the Adviser's duties to select and supervise the Fund's  subadvisers, the Adviser is responsible for  communicating  performance  expectations to, and evaluating the performance  of, the  subadvisers  and  recommending to the Board whether new subadvisers should be hired and whether a subadviser's contract with the Trust should be renewed,  modified, or terminated.  The Adviser periodically provides  written reports to the Board  describing the results of its evaluation and monitoring functions.

As part of its  ongoing  monitoring  duties,  the  Adviser  reviewed  the recent performance  of  the  Fund  and  allocation  of  the  Fund's  assets  among  its subadvisers.  The Adviser  determined  that the portion of the assets managed by
Dreyfus  frequently  underperforms its benchmark,  the Russell 2000 Value Index, and its peer group of small cap value mutual  funds.  The Adviser also noted the significant  standard  deviation  compared to the Fund's other  managers and the benchmark.  While  the  portion  of the  assets  managed  by  Dreyfus  at  times outperformed  its  benchmark  and peer group,  the Adviser  determined  that the overall  performance by Dreyfus was quite volatile and  inconsistent  over time.
This  determination  coincided with the fact that Dreyfus' portfolio manager had left  Dreyfus as of August 31,  2005.  Therefore,  for all of these  reasons the
Adviser recommended that the Board replace Dreyfus as a subadviser to the Fund.

In connection with its recommendation to replace Dreyfus,  the Adviser conducted a broad search and review of small cap value  investment  managers.  The Adviser performed extensive research and analysis of many factors, including performance records,  investment styles, and strength and depth of management.  In assessing potential  subadvisers  for the Fund,  all  investment  managers with at least a one-year track record in managing small cap value  portfolios  were  identified.
Longer  performance  periods  were not used due to the fact that many  small cap value managers with longer track records are closed to new assets.  The universe of potential  subadvisers was then reviewed based on relative  performance.  For those  investment  managers that met the performance  requirements,  a number of qualitative  and  quantitative  factors  were  applied,  including  whether  the investment  manager  has  sufficient  small  cap  value  capacity,  whether  the investment manager is a competitor with the Adviser or its affiliate, Nationwide
Financial  Services,  Inc., and whether there were any concerns regarding SEC or other regulatory  investigations  involving the investment manager.  Discussions and  on-site  due  diligence  visits  were then  conducted  with a number of the investment managers that met the above qualitative and quantitative measures.

Upon  completion  of its analysis and search,  the Adviser  decided to recommend that Epoch replace Dreyfus as one of the Fund's subadvisers.  Epoch was selected for a number of reasons,  including its investment  process and risk  management process,  its performance and the  experienced  team of portfolio  managers that would manage a portion of the Fund's assets.

Epoch's  investment  strategy seeks to produce superior risk adjusted returns by building  portfolios  of  "businesses"  with  outstanding  risk/reward  profiles without running a high degree of capital risk. In evaluating potential portfolio investments,  Epoch focuses less on selecting  securities for  short-term  gain.
Rather, Epoch identifies businesses that in Epoch's view are worthy of long-term investment and purchases their respective stock or other equity  securities as a means of investing in such businesses.  Epoch constructs a diversified portfolio across attractive  sectors,  limits  individual  holding sizes, and has a strict sell discipline with low relative portfolio turnover.  In selecting  securities,
Epoch  begins  with the  universe  of  stocks  whose  market  capitalization  is generally less than $2 billion in the Russell 2000 Index.  Within this universe,
Epoch  determines a business'  valuation and looks for  companies  selling at or below their determined valuation. In analyzing investments,  Epoch considers the management quality,  business evaluation,  financial strength and other external factors.

The  Adviser  also  reviewed  the  experience  of  the  portfolio  managers  and investment  analysts on the Epoch investment team for the Fund:  William Priest,
David Pearl, Joseph Donaldson, John Reddan, Michael Welhoelter, Joseph Sroka and
Kera Van Valen. William Priest is Managing Director, Chief Executive Officer and
Portfolio  Manager  for  Epoch,  with  over 40  years of  investment  management experience.  David  Pearl is Managing  Director  and Head of U.S.  Equities  and
Portfolio Manager with over 20 years of investment management experience. Joseph
Donaldson is a Managing  Director and  Portfolio  Manager/Analyst,  with over 18 years of experience.  John Reddan is a Director and Senior Analyst, as is Joseph
Sroka. Kera Van Valen is an Associate and her responsibilities include portfolio analytics.  Michael  Welhoelter is a Managing  Director and is  responsible  for quantitative  research.  As of June 30, 2005, Epoch managed  approximately  $225 million  of  institutional  client  assets  utilizing  the U.S.  Small Cap Value strategy.

Upon completion of its analysis and search,  the Adviser decided to recommend to the Board that Epoch replace Dreyfus as subadviser to the Fund.

BOARD CONSIDERATIONS

At a regular  meeting of the Board on September 14, 2005, the Board reviewed the
Adviser's  recommendation  to enter into a  subadvisory  agreement  with  Epoch, pursuant  to which  Epoch  would  serve as  subadviser  to the  Fund,  replacing
Dreyfus.  The  Board  reviewed  the  memorandum  prepared  by the  Adviser  that described  in detail the basis for such  recommendations  and also  reviewed the proposed  subadvisory  agreement among the Trust,  the Adviser,  and Epoch.  The
Board  also met with  representatives  from  Epoch,  who  described,  in detail,
Epoch's investment  philosophy and process.  The Board inquired about the nature and quality of the  services  proposed  to be  provided  to the Fund,  including
Epoch's  investment  strategy and  philosophy,  portfolio  management  personnel experience and overall performance. The Board noted its continuing concerns with respect  to high  volatility  of  performance  on this  sleeve  of the  Fund and considered  Epoch's  "value"  style  of  investing  which  seeks  to  provide  a consistent  return  with a minimum of variance  through the use of inverse  risk weighting.  The Board also considered that, as a public company,  Epoch offers a relatively high degree of transparency in its business  practices and investment process and appears to have  established  a strong  culture of  compliance  that flows  from the  highest  level of Epoch's  management  downstream  through  the organization.

The Board also considered the investment  performance of this particular  sleeve of the Fund and Epoch's  demonstrated  performance to date. The Board determined that Epoch appears to be able to deliver consistent performance,  coupled with a lower level of volatility,  which the Board believes may improve the performance of this  sleeve,  and  potentially  the  performance  of the  Fund  as a  whole.
Furthermore, the Board considered that the cost of Epoch's services would be the same as the costs of the services previously provided by Dreyfus and anticipated that  performance and stability of this sleeve of the portfolio  should improve.
The Board noted that as the Fund pays its entire advisory fee to the Adviser and the Adviser,  in turn,  pays the Fund's  subadvisers  a portion of that fee, the cost of  services  to the Fund will not change as a result of the  retention  of
Epoch.  The  Board  also  noted  that  as a  public  company  Epoch's  financial statements are a matter of public record and Epoch's  profitability with respect to profits realized by Epoch and its affiliates from Epoch's  relationship  with the Fund will be the subject of in-depth Board  consideration  at annual Section
15(c) meetings.

The  Board  further   considered   that  while  this   particular   Fund,  as  a
capacity-constrained small cap fund, does not employ breakpoints in its advisory fee structure, certain of the other Fund-related expenses decrease as the Fund's assets grow and the Board determined  therefore that certain  economies of scale may be attained.  Finally,  the Board noted that Epoch is among a limited number of prospective  subadvisers with sufficient  additional small cap value capacity to enable the Fund to continue to grow its assets  sufficiently  to  potentially achieve  economies of scale in certain of those other  Fund-related  expenses to the benefit of Fund shareholders.

Having carefully  considered the Adviser's  recommendation,  the reasons for the recommendation  and the information  presented by  representatives of Epoch, the
Board, including the Trustees who were not "interested persons" (as that term is defined in the  Investment  Company  Act of 1940,  as amended) of the Adviser or
Epoch,  unanimously  approved  the  appointment  of  Epoch  to  serve  as a  new subadviser for the Fund. The  appointment of Epoch as subadviser  took effect on
September  19, 2005.  The Board also  approved  the form of the new  subadvisory agreement among the Adviser,  the Trust, and Epoch. In doing so, the Board found that the compensation payable under the proposed subadvisory  agreement was fair and  reasonable  in light of the  services to be provided and the expenses to be assumed by Epoch under such agreement with respect to the Fund.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Epoch, dated September 14, 2005 (the "Agreement")
was  approved  by the  Board on  September  14,  2005.  In  accordance  with the
Exemptive Order, the Agreement will not be submitted to the Fund's  shareholders for their approval. The terms of the Agreement are substantially the same as the subadvisory agreement with Dreyfus (the "Former Agreement").  The following is a brief summary of the material terms of the Agreement.

Term.  Dreyfus served as subadviser to the Fund since the Fund's inception.  The
Former  Agreement was most recently  approved by shareholders in connection with the redomestication of the Fund. The Former Agreement had a term that would have expired on February 27, 2006, and would have  continued for successive  one-year terms thereafter so long as its continuance was approved  annually by the Board.
The Former Agreement was terminated when Epoch commenced actual management under the  Agreement on September  19, 2005.  The  Agreement  has an initial term that expires on February  27, 2007,  and  continues  for  successive  one-year  terms thereafter so long as its  continuance  is approved  annually by the Board.  The
Agreement  can be  terminated  on not more than 60 days'  written  notice by the
Adviser,  the Trust on behalf of the Fund, or Epoch.  The  Agreement  terminates automatically if assigned by any party.

Fees. Under the Agreement,  the annual fee payable by the Adviser to Epoch (as a percentage  of the  Fund's  average  daily net  assets)  is 0.50% of the  assets managed by Epoch up to $200 million and 0.45% of the assets  managed by Epoch of
$200 million and more.

Duties. Under the Agreement,  the Adviser is responsible for assigning a portion of the Fund's assets to Epoch and for overseeing  and reviewing the  performance of Epoch.  Epoch is  required  to manage the  portion  of the  Fund's  portfolio allocated  to Epoch in  accordance  with the  Fund's  investment  objective  and policies, subject to the supervision of the Adviser and the Board.

Brokerage.  Under  the  Agreement,  Epoch is  authorized  to  purchase  and sell securities on behalf of the Fund through brokers or dealers Epoch selects and to negotiate  commissions  to be paid on such  transactions.  In doing so, Epoch is required  to use  reasonable  efforts  to obtain  the most  favorable  price and execution  available but is permitted,  subject to certain  limitations,  to pay brokerage  commissions  that are  higher  than what  another  broker  might have charged in return for brokerage and research services.

Indemnification.  Under the Agreement,  Epoch and its affiliates and controlling persons cannot be held liable to the Adviser, the Trust, the Fund, or the Fund's shareholders  in the  absence  of  willful  misfeasance,  bad  faith,  or  gross negligence  or  reckless  disregard  of its  duties  under  the  Agreement.  The
Agreement provides that nothing in the Agreement,  however,  relieves Epoch from any of its  obligations  under  federal  and  state  securities  laws and  other applicable law.

Epoch is required, under the Agreement, to indemnify the Adviser, the Trust, the
Fund, and their respective  affiliates and controlling persons for any liability or expenses  sustained by them as a result of Epoch's willful  misfeasance,  bad faith,  gross  negligence,  reckless  disregard  of its duties,  or violation of applicable law. The Agreement contains  provisions pursuant to which the Adviser is required to  indemnify  Epoch for any  liability  and  expenses  which may be sustained as a result of the Adviser's  willful  misfeasance,  bad faith,  gross negligence, reckless disregard of its duties, or violation of applicable law.

Regulatory  Pronouncements.  The Agreement also includes provisions arising from regulatory changes.  These provisions include a requirement that Epoch establish and maintain  written  proxy  voting  procedures  in  compliance  with  current, applicable laws and regulations,  including, but not limited to, new Rule 30b1-4 under the 1940 Act. Also, the new provisions  include language  required by Rule
17a-10 that  permits  Epoch to execute  securities  transactions  under  limited circumstances  through  broker-dealers  deemed to be  affiliated  with the Fund, subject  to  certain  prohibitions  on  consultations  between  Epoch  and other subadvisers to funds affiliated with the Fund.

Further  Information.  The  foregoing  description  of the  Agreement  is only a summary  and is  qualified  in its  entirety  by  reference  to the  text of the
Agreement.  A copy of the Agreement is on file with the SEC and is available (i)
in  person  at the  SEC's  Public  Reference  Room at 450  Fifth  Street,  N.W.,
Washington, D.C. (upon payment of any applicable fees); (ii) by mail at the SEC,
Public Reference Section,  450 Fifth Street, N.W.,  Washington,  D.C. 20549-0102
(upon  payment  of any  applicable  fees);  or  (iii)  at the  SEC's  website  -
http://www.sec.gov - through the EDGAR system.

OTHER INFORMATION ABOUT EPOCH

Epoch is  wholly-owned  by Epoch Holding  Corporation,  a Delaware  corporation.
Epoch and Epoch Holding  Corporation are both located at 640 Fifth Avenue,  18th
Floor, New York, NY 10019. The following table sets forth the name and principal occupation of the principal  executive  officer and each director of Epoch.  The address of each person listed below is 640 Fifth Avenue,  18th Floor,  New York,
NY 10019.

William W. Priest               Chief Executive Officer, Director
Allan R. Tessler                Director, Chairman of the Board
Jeffrey L. Berenson             Director
Eugene M. Freedman              Director
David R. Markin                 Director
Peter A. Flaherty               Director
Timothy T. Taussig              President, Chief Operating Officer, Chief
                                Compliance Officer
Adam Borak                      Chief Financial Officer
J. Phillip Clark                Executive Vice President, Director of Business
                                Development and Client Services

MORE ABOUT FEES AND EXPENSES

The Fund pays the Adviser an investment advisory fee at an effective annual rate of 0.87% of average daily net assets.  During the fiscal year ended December 31,
2004,  the  Adviser  received  advisory  fees in the  amount of  $6,896,988  for investment advisory services to the Fund.

During the fiscal year ended  December  31,  2004,  the Adviser paid fees to the
Fund's subadvisers set forth below:

         JP Morgan         $1,133,784
         Dreyfus           $1,336,802

Please see the section  "Additional  Information"  below for  information on the
Fund's other subadviser.

ADDITIONAL INFORMATION

As of September 21, 2005, the Fund had issued and outstanding:

     53,402,097 shares of beneficial interest designated as Class I shares
     3,445,085 shares of beneficial interest designated as Class II shares
     135,100 shares of beneficial interest designated as Class III shares
     4,322,349 shares of beneficial interest designated as Class IV shares

As of September 21, 2005, to the Trust's  knowledge,  the following are the only persons who had or shared  voting or  investment  power over more than 5% of the outstanding shares of any class (collectively, the "shares") of the Fund:

                                                     Amount and Nature of Voting
                  Name and Address                     and Investment Power

Class I
Separate Accounts of Nationwide      Shared voting and investment power over 52,648,877.682
Life Insurance  Company              shares of the Fund representing 99% of the Fund's
P.O. Box 182029                      outstanding Class I shares and 86% of the Fund's total
c/o IPO Portfolio Accounting         outstanding shares.
Columbus, OH  43218-2029

Class II
Separate Accounts of Nationwide      Shared voting and investment power over 3,445,084.914
Life Insurance Company               shares of the Fund representing 100% of the Fund's
P.O. Box 182029                      outstanding Class II shares and 6% of the Fund's total
c/o IPO Portfolio Accounting         outstanding shares.
Columbus, OH  43218-2029

Class III
Nationwide Variable Account 4 of     Shared voting and investment power over 133,868.738
Nationwide Life Insurance Company    shares of the Fund representing 99% of the Fund's
P.O. Box 182029                      outstanding Class III shares and less than 1% of the
Columbus, OH  43218-2029             Fund's total outstanding shares.

Class IV
Separate Accounts of Nationwide      Shared voting and investment power over 3,048,525.247
Life Insurance Company               shares of the Fund representing 71% of the Fund's
P.O. Box 182029                      outstanding Class IV shares and 5% of the Fund's total
c/o IPO Portfolio Accounting         outstanding shares.
Columbus, OH  43218-2029

Nationwide Life and Annuity          Shared voting and investment power over 1,273,823.285
Company of America                   shares of the Fund representing 29% of the Fund's
Variable Life Separate Account       outstanding Class IV shares and 2% of the Fund's total
P.O. Box 182029                      outstanding shares.
Columbus, OH  43218-2029

As of  September  21,  2005,  the  officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although  Contract  Owners  are not being  asked to vote on the  replacement  of
Dreyfus with Epoch as subadviser to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners.  Whenever a matter
affecting  the  Fund  requires  shareholder   approval,  a  shareholder  meeting
generally will be held and a proxy statement and proxy/voting  instruction forms will be sent to the Fund's shareholders and to Contract Owners who have selected the Fund as an  underlying  mutual fund option.  Contract  Owners do not vote on such matters  directly  because they are not  shareholders of the Fund, but they will be  asked in the  proxy  statement  to give  voting  instructions  to those separate  accounts that are  shareholders of the Fund.  These separate  accounts will then vote the shares of the Fund  attributable  to the  Contract  Owners in accordance with the voting  instructions  received from the Contract Owners.  If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting  instructions  have not been received in proportion
(for,  against or abstain) to those for which timely  voting  instructions  have been received. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate  fractional vote. Contract Owners will also  be  permitted  to  revoke  previously  submitted  voting  instructions  in accordance with instructions contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

The foregoing  description  of Contract  Owner voting rights with respect to the
Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required,  the proxy statement sent to shareholders and to Contract  Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

JP Morgan, a registered  investment adviser,  also serves as a subadviser to the
Fund.  JP  Morgan,  is a  wholly-owned  subsidiary  of J.P.  Morgan  Chase & Co.
Incorporated.  JP Morgan began  serving as  subadviser to the Fund on October 1,
2003.

Currently,  Gartmore Distribution  Services,  Inc. ("GDSI"), an affiliate of the
Adviser,  acts as the Trust's principal  underwriter.  Gartmore SA Capital Trust
("GSA"),   an  affiliate  of  the  Adviser  and  GDSI,   serves  as  the  Fund's
administrator.  The address for the Adviser,  GDSI,  and GSA is 1200 River Road,
Suite 1000, Conshohocken, Pennsylvania 19428.

The  Adviser,  GDSI,  and  GSA  are  all  indirect  subsidiaries  of  Nationwide
Corporation  ("NWC").  The  Adviser  and GSA are  wholly-owned  subsidiaries  of
Gartmore Global Investments,  Inc. ("GGI"). GGI is a wholly-owned  subsidiary of
Gartmore  Group  Limited,  which  in  turn  is a  majority-owned  subsidiary  of
Nationwide Asset Management  Holdings,  Ltd. ("NAMHL").  NAMHL is a wholly-owned subsidiary  of Gartmore  Global Asset  Management  Trust  ("GGAMT"),  which is a wholly-owned  subsidiary of NWC. GDSI is a  wholly-owned  subsidiary of Gartmore
Global Asset Management, Inc., which is a wholly-owned subsidiary of GSA.

NWC's common stock is held by Nationwide  Mutual  Insurance  Company (95.3%) and
Nationwide  Mutual  Fire  Insurance  Company  (4.7%),  each of which is a mutual company owned by its  respective  policy  holders.  The address for each of NWC,
Nationwide  Mutual  Insurance  Company,  and  Nationwide  Mutual Fire  Insurance
Company is One Nationwide Plaza, Columbus, Ohio 43215.

No officer  or Trustee of the Trust is an  officer,  employee,  or  director  of
Epoch,  nor do any such officers or Trustees own  securities  issued by Epoch or have any other material direct or indirect interest in Epoch.

The Trust will furnish without charge,  a copy of the Trust's most recent Annual
Report to  shareholders  and Semi-annual  Report to shareholders  succeeding the
Annual Report, if any, upon request.  This request may be made either by writing to the Trust at the  address  contained  on the first  page of this  Information
Statement or by calling  toll-free  (800)  848-6331.  The Annual  Report and the
Semi-annual  Report  will be  mailed to you by  first-class  mail  within  three business days of receipt of your request.

                                           By Order of the Board of Trustees of
                                           Gartmore Variable Insurance Trust,

                                           /s/ Eric E. Miller

                                           Eric E. Miller, Secretary

November [ ], 2005